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              POLICY MANAGEMENT SYSTEMS CORPORATION

                          EXHIBIT INDEX

Exhibit
 Number



3.      ARTICLES OF INCORPORATION AND BY-LAWS

     A. Articles of Incorporation of the Company, as amended through December 31, 1993, incorporating all amendments thereto subsequent to December 31, 1983. (File No. 0-10175 - Filed under cover of Form SE on April 5, 1994)

     B. Bylaws of the Company, as amended through December 31, 1993 incorporating all amendments thereto subsequent to October 5, 1982. (Filed herewith)

10.     MATERIAL CONTRACTS

     A. Deferred Compensation Agreement with G. Larry Wilson
        (Filed herewith)

     B. Executive Compensation Agreement with G. Larry Wilson
        (Filed herewith)

     C. Annual Bonus Program for Executive Officers (Filed herewith)

     D. CYBERTEK Corporation Acquisition Agreement (File No. 0-
        10175 - Filed under cover of Form SE on April 5, 1994)

22.     SUBSIDIARIES OF THE REGISTRANT

        (Filed herewith)


24.     CONSENTS OF EXPERTS AND COUNSEL

        Consent of Coopers & Lybrand (Filed herewith)

99. ADDITIONAL EXHIBITS

    Report on Form 8-K, dated August 17, 1993 (Filed herewith)

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